As filed with the Securities and Exchange Commission on November 13, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARCHER AVIATION INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	83-2292321 (I.R.S. Employer Identification Number)
190 West Tasman Drive
San Jose, California 95134
(650) 272-3233
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Adam Goldstein
Chief Executive Officer and Director
Archer Aviation Inc.
190 West Tasman Drive
San Jose, California 95134
(650) 272-3233
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Patrick Grilli Ran D. Ben-Tzur Aman Singh Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Eric Lentell Archer Aviation Inc. 190 West Tasman Drive San Jose, California 95134 (650) 272-3233
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
ARCHER AVIATION INC.
Up to $70,000,000
Class A Common Stock
We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $70,000,000 from time to time through Cantor, acting as our agent.
Sales of our Class A common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in ordinary brokers’ transactions, to or through a market maker, on or through the New York Stock Exchange (“NYSE”) or any other market venue where our Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale. If we and Cantor agree on any method of distribution other than the sale of shares of Class A common stock on or through the NYSE or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Under the Sales Agreement, we may also sell shares of Class A common stock to Cantor as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Cantor as principal, we will enter into a separate terms agreement with Cantor, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
The compensation to Cantor for the sales of Class A common stock pursuant to the Sales Agreement will be an amount up to 3.0% of the aggregate gross proceeds of any shares of Class A common stock sold under the Sales Agreement. In connection with the sale of our Class A common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 15 for additional information regarding the compensation to be paid to Cantor.
Our Class A common stock and public warrants are traded on the NYSE under the symbols “ACHR” and “ACHR WS,” respectively. On November 12, 2024, the last reported sales price for our Class A common stock was $4.66 per share and the last reported sales price of our public warrants was $0.70 per warrant.
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2024.

Prospectus
You should rely only on the information provided in this prospectus and the information incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this prospectus, we may from time to time sell shares of our Class A common stock having an aggregate offering price of up to $70,000,000 at prices and on terms to be determined by market conditions at the time of the offering.
We urge you to carefully read this prospectus, the documents incorporated by reference herein and the additional information in the section of this prospectus entitled “Where You Can Find Additional Information; Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor Cantor have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read this prospectus and the documents incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. The distribution of this prospectus and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus and the information incorporated herein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

TRADEMARKS
This prospectus and the documents incorporated by reference herein contain or incorporate by reference documents containing references to trademarks, service marks and trade names owned by us or belonging to other entities. Solely for convenience, trademarks, service marks and trade names referred to in this document may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, our or its rights to these trademarks, service marks and trade names. Archer does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of it by, any other companies. All trademarks, service marks and trade names included in this document are the property of their respective owners.
MARKET AND INDUSTRY DATA
This prospectus and the documents incorporated by reference herein include industry position and industry data and forecasts that we obtained or derived from internal company reports, independent third-party publications and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although we believe that the information on which we have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and we have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While we are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference and does not contain all of the information that you should consider before buying our securities. Because it is a summary, it may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Archer” refers to Archer Aviation Inc.
Overview
We are designing and developing electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) networks. Our mission is to unlock the skies, freeing everyone to reimagine how they move and spend time. Our eVTOL aircraft are designed to be safe, sustainable, and quiet. Our production aircraft, Midnight, which we unveiled in November of 2022, is designed around our proprietary 12-tilt-6 aircraft configuration. This means that it has 12 propellers attached to 6 booms on a fixed wing with all 12 propellers providing vertical lift during take-off and landing and the forward 6 propellers tilting forward to cruise position to provide propulsion during forward flight with the wing providing aerodynamic lift like a conventional airplane.
Midnight is designed to carry 4 passengers plus a pilot optimized for back-to-back short distance trips of around 20-miles, with minimal charging time between trips. We are working to certify Midnight with the Federal Aviation Administration (“FAA”) so that we can then enter into commercial service as soon as possible. In August 2023, we received the Special Airworthiness Certificate from the FAA for our first Midnight aircraft and began its flight testing program in October 2023.
Midnight is the evolution of our demonstrator eVTOL aircraft, Maker, which through its flight test program has helped validate our proprietary 12-tilt-6 aircraft configuration and certain key enabling technologies. The design of Midnight marries what we believe to be cutting-edge electric propulsion technology with state-of-the-art aircraft systems to deliver the key attributes of our eVTOL aircraft:
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Safety.   High redundancy and simplified propulsion systems make for a significantly safer aircraft compared to a helicopter. Midnight has no single critical point of failure, meaning that should any single component fail, the aircraft can still safely complete its flight.

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Low noise.   With its intended cruising altitude at approximately 2,000 feet, the design of Midnight is such that the noise that reaches the ground is expected to measure around 45 A-weighted decibels, approximately 100 times quieter than that of a helicopter. During forward flight, the aircraft’s tilt propellers spin on axes that are aligned with the oncoming air flow, rather than edge-wise to the flow, as is the case with traditional helicopters — further decreasing noise levels. Since Archer’s aircraft is spinning 12 small propellers rather than one large rotor, it can also spin them at significantly lower tip speeds, resulting in much lower noise levels.

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Sustainable.   Midnight is all electric, resulting in zero operating emissions. Archer is committed to sourcing renewable energy wherever possible to power its aircraft. Archer’s design and engineering teams are working to integrate materials into this aircraft that have their own unique sustainability stories.

We continue to work to optimize our eVTOL aircraft design for both manufacturing and certification. The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with eVTOL, traditional commercial aerospace, as well as electric propulsion backgrounds, we have built a team that enables us to move through the design, development, and certification of our eVTOL aircraft with the FAA in an efficient manner, thus allowing us to achieve our end goal of bringing to market our eVTOL aircraft as efficiently as possible.

Corporate Information
We were originally known as Atlas Crest Investment Corp. On September 16, 2021, Archer Aviation Operating Corp., a Delaware corporation (prior to the merger of Merger Sub (as defined below) with and into Legacy Archer (as defined below) with Legacy Archer being the surviving company known as Archer Aviation Inc.) (“Legacy Archer”), Atlas and Artemis Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Atlas (“Merger Sub”), consummated the transactions contemplated under the business combination agreement dated as of February 10, 2021, by and among Atlas, the Merger Sub and Archer, as amended and restated on July 29, 2021, and as it may be further amended, supplemented or otherwise modified from time to time (the “Business Combination Agreement”), following the approval at the special meeting of the stockholders of Legacy Archer held September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the Merger as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on September 16, 2021, the surviving company changed its name to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Our principal executive offices are located at 190 West Tasman Drive, San Jose, California 95134, and our telephone number is (650) 272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Archer” and our other registered and common law trade names, trademarks and service marks are property of Archer Aviation Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

THE OFFERING
Issuer
Archer Aviation Inc.
Shares of Class A Common Stock Offered by Us
Shares of Class A common stock having an aggregate offering price of up to $70,000,000.
Shares of Class A Common Stock Outstanding After this Offering
Up to 15,021,459 shares, assuming the sale of $70,000,000 of shares of our Class A common stock at an assumed offering price of $4.66 per share, which was the last reported sale price of our Class A common stock on the NYSE on November 12, 2024. The actual number of shares of Class A common stock issued will vary depending on the sales price under this offering.
Manner of Offering
An “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, in ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where our Class A common stock may be traded, in the over-the-counter market, in privately negotiated transactions, or through a combination of any such methods of sale that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” on page 15 of this prospectus.
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate and working capital purposes. See “Use of Proceeds” on page 12 of this prospectus.
Market for our Shares of Class A Common Stock
Our Class A common stock is listed on the NYSE under the symbol “ACHR”.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.
NYSE Symbol
“ACHR”
All information in this prospectus related to the number of shares of our Class A common stock to be outstanding immediately after this offering is based on 383,787,268 shares of our Class A common stock outstanding as of September 30, 2024, and unless otherwise indicated, excludes:
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25,398,947 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of September 30, 2024, with a weighted-average exercise price of $11.50;

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20,845,297 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of September 30, 2024, with a weighted-average exercise price of $0.01;

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19,575,248 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding under our Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) as of September 30, 2024;

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868,108 shares of Class A common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding under our 2021 Plan as of September 30, 2024;

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2,340,360 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the exercise of stock options outstanding under our 2019 Equity Incentive Plan (the “2019 Plan”) as of September 30, 2024, which have a weighted-average exercise price of $0.13 per share;

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15,006,918 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of September 30, 2024;

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61,148,561 shares of Class A common stock reserved for future issuance as of September 30, 2024, under our stock-based compensation plans, consisting of (i) 17,347,278 shares of Class A common stock reserved for future issuance on conversion of shares of our Class B common stock under our 2019 Plan; (ii) 34,756,649 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 9,044,634 shares of Class A common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”);

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305,474 shares of Class A common stock issued in satisfaction of payment to certain service providers for services rendered after September 30, 2024;

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2,982,089 shares of Class A common stock reserved for issuance in a private placement (the “Stellantis Private Placement”) pursuant to a subscription agreement, dated August 4, 2024, by and between us and Stellantis N.V. (“Stellantis”); and

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8,437,100 shares of Class A common stock issued under our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (the “ATM Agreement”) since September 30, 2024.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, political, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related To This Offering and Our Class A Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with low rates of return. These investments may not yield a favorable return to our stockholders.
If you purchase our Class A common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.
If you invest in our Class A common stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value of our Class A common stock as of September 30, 2024 was approximately $467.4 million, or $1.21 per share. Net tangible book value per share of our Class A common stock is total tangible assets less our total liabilities divided by the number of shares of our Class A common stock outstanding as of September 30, 2024. On November 12, 2024, the last reported sale price of our Class A common stock was $4.66 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. To the extent any outstanding stock options or warrants are exercised or restricted stock units are settled, there will be further dilution to new investors. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement entered into by us with Cantor and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and limits we set with Cantor. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Even if we sell all of the shares offered hereby, we may continue to seek external sources of financing to fund operations in the future.
We have a history of net losses and we believe that we will continue to incur operating and net losses each quarter until at least the time we begin generating significant revenues from our planned lines of business. Even if we are able to successfully launch our Archer UAM or Archer Direct lines of business, there can be no assurance that such lines of business will be financially viable. Accordingly, while we may from time-to-time raise gross proceeds of up to a maximum of $70,000,000 through the issuance of shares under the Sales Agreement, we may need to raise additional capital in the future to further scale our business and expand to additional markets. We may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. We cannot be certain that additional funds will be available on favorable terms when required, or at all. If we cannot raise additional funds when needed, our financial condition, results of operations, business and prospects could be materially and adversely affected. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financings could require significant interest payments, contain covenants that restrict our business, or otherwise include unfavorable terms. In addition, to the extent we raise funds through the sale of additional equity securities, or issue additional shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, including in connection with agreements relating to our planned contract manufacturing agreement with Stellantis, our stockholders would experience additional dilution.
Because there are no current plans to pay cash dividends on our Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Class A common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Class A common stock unless you sell your shares of our Class A common stock for a price greater than that which you paid for it.
Sales of a significant number of shares of Class A common stock in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock.
Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Cantor, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock, warrants or any rights to purchase or acquire Class A common stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock, warrants or any rights to purchase or acquire Class A common stock in any other “at the market offering” or continuous equity transaction prior to the sixtieth day immediately following the termination of the Sales Agreement with Cantor. Therefore, it is possible that we could issue and sell additional shares of our Class A common stock in the public markets. We cannot predict the effect that future sales of our Class A common stock would have on the market price of our Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and the documents incorporated by reference herein, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
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we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

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our ability to design, manufacture and deliver our aircraft to customers;

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risks associated with contracts with certain third parties for our aircraft, which are subject to the satisfaction of certain conditions and/or further negotiation and reaching mutual agreement on certain material terms;

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risks associated with the current and future international expansion of our business and operations;

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our ability to realize the expected benefits of an autonomous aircraft development program, as well as the cost, timing and results of our development activities relating to autonomous aircraft;

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our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

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our ability to effectively market electric air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

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our ability to compete effectively in the urban air mobility and eVTOL industries;

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our ability to obtain any certifications, licenses, approvals, or authorizations from governmental authorities;

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our ability to achieve our business milestones and launch products and services on anticipated timelines;

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our dependence on suppliers for the parts and components in our aircraft;

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our ability to successfully develop commercial-scale manufacturing capabilities;

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regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure;

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our ability to attract, integrate, manage, train and retain qualified senior management personnel or other key employees;

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natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

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the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft;

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risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

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our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

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our ability to protect our intellectual property rights from unauthorized use by third parties;

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our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances;

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cybersecurity risks to our various systems and software;

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risks associated with the dual-class structure of our common stock which has the effect of concentrating voting power with certain shareholders of our Class B common stock; and

•
other factors detailed under the section “Risk Factors.”

The foregoing list of risks is not exhaustive. Other sections of this prospectus and the documents incorporated by reference herein may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and the documents incorporated by reference herein and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We may, from time to time, issue and sell shares of our Class A common stock having aggregate gross proceeds of up to $70,000,000 under this prospectus. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include research and development costs, potential strategic acquisitions, services or technologies, working capital, capital expenditures and other general corporate purposes. In addition, pending the application of net proceeds, we expect to invest a portion of the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government. However, we have not allocated specific amounts of the net proceeds to be received by us from this offering for any of these purposes. As a result, management will retain broad discretion in the application of the net proceeds we receive from the sale of the shares of Class A common stock offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DILUTION
If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our Class A common stock after giving effect to this offering.
Our net tangible book value as of September 30, 2024 was $467.4 million, or $1.21 per share. Net tangible book value per share is determined by our total tangible assets, less total liabilities, divided by the number shares of our Class A common stock outstanding.
After giving effect to the assumed sale by us of our shares of Class A common stock having an aggregate offering price of $70,000,000 at an assumed public offering price of $4.66 per share of Class A common stock, which was the last reported sale price of our Class A common stock on the NYSE on November 12, 2024, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as September 30, 2024 would have been approximately $534.9 million, or $1.34 per share. This represents an immediate increase in net tangible book value of $0.13 per share to existing stockholders and immediate dilution of $3.32 per share to investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this accretion on a per share basis:
Assumed offering price per share		$4.66
Net tangible book value per share as of September 30, 2024	$1.21
Increase in net tangible book value per share attributable to this offering	$0.13
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$1.34
Dilution per share to investors purchasing our Class A common stock in this offering		$3.32
The number of shares of our Class A common stock outstanding is based on 383,787,268 shares of our Class A common stock outstanding as of September 30, 2024, and excludes:
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25,398,947 shares of Class A common stock issuable upon the exercise of public and private warrants outstanding as of September 30, 2024, with a weighted-average exercise price of $11.50;

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20,845,297 shares of Class A common stock issuable upon the exercise of private warrants outstanding as of September 30, 2024, with a weighted-average exercise price of $0.01;

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19,575,248 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units outstanding under our 2021 Plan as of September 30, 2024;

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868,108 shares of Class A common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding under our 2021 Plan as of September 30, 2024;

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2,340,360 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the exercise of stock options outstanding under our 2019 Plan as of September 30, 2024, which have a weighted-average exercise price of $0.13 per share;

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15,006,918 shares of Class A common stock issuable upon the conversion of shares of Class B common stock issuable upon the vesting and settlement of performance stock units outstanding under our 2019 Plan as of September 30, 2024;

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61,148,561 shares of Class A common stock reserved for future issuance as of September 30, 2024, under our stock-based compensation plans, consisting of (i) 17,347,278 shares of Class A common stock reserved for future issuance on conversion of shares of our Class B common stock under our 2019 Plan; (ii) 34,756,649 shares of Class A common stock reserved for future issuance under our 2021 Plan, and (iii) 9,044,634 shares of Class A common stock reserved for future issuance under our 2021 ESPP;

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305,474 shares of Class A common stock issued in satisfaction of payment to certain service providers for services rendered after September 30, 2024;

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2,982,089 shares of Class A common stock reserved for issuance in the Stellantis Private Placement; and

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8,437,100 shares of Class A common stock issued under the ATM Agreement since September 30, 2024.

To the extent that outstanding convertible securities are exercised, restricted stock units or performance stock units are settled, new options, performance stock units, restricted stock units or restricted stock awards are issued under the 2019 Plan, 2021 Plan or 2021 ESPP and subsequently exercised or settled or we issue additional shares of Class A common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or substantially similar securities in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cantor. Pursuant to this prospectus, we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $70,000,000 from time to time through Cantor acting as sales agent. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell Class A common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of Class A common stock upon notice and subject to other conditions.
We will pay Cantor commissions, in cash, for its service in acting as agent in the sale of our Class A common stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A common stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the Sales Agreement, will be approximately $2.4 million.
Settlement for sales of shares of our Class A common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Class A common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.
The offering of shares of our Class A common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, Cantor will not engage in any market making activities involving our Class A common stock while the offering is ongoing under this prospectus.
This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

DESCRIPTION OF CAPITAL STOCK
The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes us to issue up to 700,000,000 shares of our Class A common stock, 300,000,000 shares of our Class B common stock, and 10,000,000 shares of our preferred stock, par value $0.0001 per share. As of September 30, 2024, 383,787,268 shares of Class A common stock, 41,024,278 shares of Class B common stock and no shares of preferred stock were outstanding.
In addition, as of September 30, 2024, there were outstanding stock options and performance stock units settleable for a total of 17,347,278 shares of Class B common stock under our 2019 Plan; outstanding restricted stock units settleable for a total of 19,575,248 shares of Class A common stock under the 2021 Plan; outstanding performance-based restricted stock units settleable for a total of 868,108 shares of Class A common stock under the 2021 Plan; and warrants to purchase 46,244,244 shares of Class A common stock.
Common Stock
Voting Power
Holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of Class B common stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
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if we were to seek to amend our Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

As a result, in these limited instances, the holders of a majority of Class A common stock could defeat an amendment to our Certificate of Incorporation.
Dividends
Holders of Class A common stock and Class B common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will automatically convert into one share of Class A common stock upon transfer to a non-authorized holder. In addition, Class B common stock is subject to “sunset” provisions, under which all shares of Class B common stock will automatically convert into an equal number of shares of Class A common stock upon the earliest to occur of (i) September 16, 2031, (ii) the date specified in writing by the holders of two-thirds of the then outstanding Class B common stock, voting as a separate class, and (iii) when the number of then outstanding shares of Class B common stock represents less than 10% of the aggregate number of Class A common stock and Class B common stock then outstanding. In addition, each share of Class B common stock will automatically convert into an equal number of shares of Class A common stock upon the earliest to occur of (a) in the case of either Brett Adcock or Adam Goldstein (each, an “Archer Founder”), the date that is nine months following the death or incapacity of such Archer Founder, and, in the case of any other holder, the date of the death or incapacity of such holder, (b) in the case of an Archer Founder, the date that is 12 months following the date that such Archer Founder ceases to provide services to the Company and its subsidiaries as an executive officer, employee or director of the Company, and, in the case of any other holder, immediately at the occurrence of any such event, and (c) in the case of an Archer Founder or any other holder, at least 80% (subject to customary capitalization adjustments) of the shares of Class B common stock held by such Archer Founder (on a fully as converted/as exercised basis) as of immediately following the closing of the Business Combination having been transferred (subject to the exceptions described above). Shares of our Class B common stock represented less than 10% of all outstanding shares of our common stock during the year ending December 31, 2024 and, as such, pursuant to the terms of our Certificate of Incorporation, each outstanding share of Class B common stock will be automatically converted into Class A common stock on December 31, 2024.
Preemptive or Other Rights
Stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A common stock and Class B common stock.
Election of Directors
Our Board will remain divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There will be no cumulative voting with respect to the election of directors.
Preferred Stock
Under our Certificate of Incorporation, shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no present plans to issue any shares of preferred stock.
Warrants
SVB Warrants
On July 9, 2021, we entered into a Loan and Security Agreement (the “Loan and Security Agreement”), as borrower, with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. In connection with the Loan and Security Agreement, we issued SVB a warrant to purchase 211,642 shares of Legacy Archer common stock, par value $0.0001 per share (the “Legacy Archer Common Stock”) (such warrant, “SVB Warrant I”). At the effective time of the Merger (the “Effective Time”), SVB Warrant I was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share.

In connection with the Loan and Security Agreement, the Company and SVB Innovation entered into a warrant to purchase 211,641 shares of Legacy Archer Common Stock (“SVB Warrant II”) per the warrant agreement with SVB Innovation Credit Fund VIII. At the Effective Time, SVB Warrant II was automatically exchanged for a warrant to purchase 366,140 shares of Class A common stock at an exercise price of $11.50 per share.
Mesa Warrant
On January 29, 2021, we entered into a Purchase Agreement, as amended on August 9, 2022, (the “Purchase Agreement”) and Collaboration Agreement (the “Collaboration Agreement”) with United Airlines, Inc. (“United”). On February 26, 2021, we entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) with Mesa Airlines, Inc. (“Mesa”). In connection with the Collaboration Agreement and the Assignment and Assumption Agreement, Legacy Archer issued Mesa a warrant to purchase 1,171,649 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “Mesa Warrant”). The Mesa Warrant was adjusted by the application of the Exchange Ratio (as defined in the Business Combination Agreement) at the Effective Time, whereby the number of shares underlying the Mesa Warrant was adjusted to 1,179,381.
United Warrant
In connection with the Purchase Agreement and Collaboration Agreement, Legacy Archer issued to United a warrant to purchase up to 14,645,614 shares of Legacy Archer Common Stock at an exercise price of $0.01 (the “United Warrant”), of which 1,171,649 shares subject to such warrant were assigned to Mesa pursuant to an Assignment and Assumption Agreement between Legacy Archer, United and Mesa. The United Warrant was assigned by United to United Airlines Ventures, Ltd. and shall vest and become exercisable upon the achievement of certain milestones. The United Warrant was adjusted by the application of the Exchange Ratio at the Effective Time, whereby the number of shares underlying the United Warrant was adjusted to 14,741,764.
FCA Warrant
In November 2020, we entered into certain agreements (the “FCA Agreements”) with FCA US LLC. In connection with the FCA Agreements, Legacy Archer issued FCA US LLC a warrant to purchase up to 1,671,202 shares of Legacy Archer Common Stock at an exercise price of $0.01 per share (the “Initial FCA Warrant”). The Initial FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Initial FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
In July 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with FCA Italy S.p.A. In connection with the Consulting Agreement, Legacy Archer issued FCA Italy S.p.A. a warrant to purchase up to 1,070,000 shares of Class B common stock at an exercise price of $0.01 per share (the “Second FCA Warrant”). The Second FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Second FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
Stellantis Forward Purchase Agreement and Warrant
On January 3, 2023, the Company entered into a Manufacturing Collaboration Agreement (the “Stellantis Collaboration Agreement”) with Stellantis. In connection with the Stellantis Collaboration Agreement, the Company entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Stellantis, pursuant to which the Company may elect, in the Company’s sole discretion, to issue and sell Stellantis up to $150,000,000 of shares of Class A common stock upon the achievement of certain milestones (the “Forward Purchase Shares”).
From January 3, 2023 on, Stellantis will maintain the right to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders in 2023 through the date of the Company’s annual meeting of stockholders to occur in 2026 (which initial designee shall be Barbara J. Pilarski who currently serves as a Class II director on our Board) and, so long as Stellantis or its affiliates beneficially own shares of Class A common stock equal to at least 12.5% of the outstanding Class A common stock, will have the right to continue to nominate one individual for election to our Board as a Class II director at the Company’s annual meeting of stockholders to occur in 2026 through the date of the Company’s annual meeting of stockholders in 2029.
On June 23, 2023, we issued 6,337,039 shares of Class A common stock to Stellantis in connection with the first milestone under the Forward Purchase Agreement and received gross proceeds of $25,000,000. On August 10, 2023, Stellantis waived certain conditions relating to the second milestone of the Forward Purchase Agreement and we completed the issuance of 12,313,234 shares of Class A common stock and received gross proceeds of $70,000,000 associated with the second milestone. On July 1, 2024, we issued 17,401,153 shares of Class A common stock associated with the third and final milestone and received gross proceeds of $55,000,000.
In connection with the Stellantis Collaboration Agreement, the Company issued Stellantis a warrant to purchase up to 15,000,000 shares of Class A common stock, at an exercise price of $0.01 per share (the “Stellantis Warrant”), which shall vest and become exercisable upon the achievement of certain milestones. The number of shares of Class A common stock for which the Stellantis Warrant is exercisable, as well as the exercise price, may be adjusted upon certain qualifying events, including but not limited to a merger, sales of assets, reclassification or recapitalization. The Stellantis Warrant is exercisable until (i) immediately prior to the closing of a Liquidation Event (as defined in the Stellantis Warrant Agreement), and (ii) January 3, 2028.
Reef Warrant
On June 17, 2022, we issued 91,667 warrants to Reef US Investments LLC in a private placement pursuant to Section 4(a)(2) of the Securities Act (the “Reef Warrants”). The Reef Warrants have an exercise price of $0.01 per share in exchange for shares of our Class A common stock.
Vendor Warrants
On August 9, 2024, we issued to a service provider of the Company warrants to purchase up to 57,050 shares of Class A common stock, with an exercise price of $0.01 per share, in satisfaction of payment to such service provider for services rendered. At the time of issuance, warrants to purchase 31,120 shares of Class A common stock were vested and exercisable and the remaining warrants to purchase 25,930 shares of Class A common stock will vest in five equal monthly installments between August 2024 and December 2024.
Redeemable Warrants
In connection with Atlas’ initial public offering, Atlas issued: (i) 8,000,000 warrants at a price of $1.50 per warrant issued to the Sponsor in a private placement (the “Private Warrants”) and (ii) and warrants for the issuance of up to 16,666,667 shares of Class A common stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”). Each Warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share at any time commencing October 16, 2021. The Warrants will expire at 5:00 p.m., New York City time, on September 16, 2026, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. As used in this prospectus, “Public Warrants” refers to the 16,666,667 warrants included as a component of the Atlas units sold in the Atlas IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
The Private Warrants are identical to the Public Warrants except that such Public Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial stockholders of Atlas, including Atlas’ officers and directors, or their permitted transferees.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per Public Warrant:
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at any time after the Public Warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

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if, and only if, the last reported sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to Public Warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for our Warrants was established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing of the Business Combination, or Warrants, if such modification or amendment is being undertaken after the closing of the Business Combination, in order to make any change that adversely affects the interests of the registered holders. The exercise price and number of shares of Class A common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their Warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-Takeover Provisions
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and our Bylaws:
•
permit our Board to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•
provide that the authorized number of directors may be changed only by resolution of our Board;

•
provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with or without cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called only by the chairperson of our Board, our chief executive officer or by our Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Class A common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions may make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following actions or proceedings brought under Delaware statutory or common law:
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders;

•
any action asserting a claim against us arising under the DGCL;

•
any action regarding our Certificate of Incorporation or our Bylaws (as either may be amended from time to time);

•
any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and

•
any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore may bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitations of Liability and Indemnification
Our Certificate of Incorporation limits a director’s liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•
for any transaction from which the director derives an improper personal benefit;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

Registration Rights Agreements
In connection with the Closing of the Business Combination, we entered into the 2021 Registration Rights Agreement on September 16, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The 2021 Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. The registration rights terminate seven years after the date such Registrable Securities the closing of the Business Combination.
In connection with the Forward Purchase Agreement, the Company and Stellantis entered into the Stellantis Registration Rights Agreement, dated January 3, 2023 (the “Stellantis Registration Rights Agreement”) pursuant to which the Company has granted Stellantis certain demand, piggyback and resale shelf registration rights with respect to the Forward Purchase Shares (as defined therein) and shares of Class A common stock issuable upon exercise of the Stellantis Warrant. The registration rights terminate after Stellantis no longer holds any Registrable Securities (as defined in the Stellantis Registration Rights Agreement) or with respect to any Registrable Securities, seven years after the date such Registrable Securities were issued to Stellantis.
In August 2023, we entered into subscription agreements with certain accredited investors, in a private placement transaction (the “2023 Private Placement”), pursuant to which we agreed to sell and issue, in the 2023 Private Placement, 26,173,286 shares of Class A common stock at a purchase price of $5.54 per share. In connection with the 2023 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the 2023 Private Placement pursuant to the 2023 Registration Rights Agreement.
In August 2024, we entered into subscription agreements with certain accredited investors, pursuant to which we agreed to sell and issue, in a private placement transaction (the “2024 Private Placement”), 49,283,582 shares of Class A common stock at a purchase price of $3.35 per share. In connection with the 2024 Private Placement, we granted to the participating accredited investors certain registration rights with respect to the shares of Class A common stock issued in the 2024 Private Placement pursuant to the Registration Rights Agreement, dated August 8, 2024, by and among us and certain securityholders who are parties thereto.
In August 2024, we also entered into a subscription agreement with Stellantis, pursuant to which we agreed to sell and issue to Stellantis 2,982,089 shares of Class A common stock at a purchase price of $3.35 per share. In connection with the Stellantis Private Placement, we granted to Stellantis certain registration rights with respect to the shares of Class A common stock issued in the Stellantis Private Placement pursuant to the Registration Rights Agreement, dated August 8, 2024, by and between us and Stellantis. The closing of the Stellantis Private Placement is subject to the satisfaction of customary closing conditions, including approval of our stockholders (the “Stockholder Approval”) in accordance with the rules and regulations of the NYSE. We have agreed to use commercially reasonable efforts to seek and obtain the Stockholder Approval.
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, NY 10004.

LEGAL MATTERS
Fenwick & West LLP will issue an opinion about certain legal matters with respect to the securities. Cantor is being represented in connection with this offering by DLA Piper LLP (US).
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Where You Can Find More Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the shares of Class A common stock offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.
We are subject to the informational requirements of the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.
Information about us is also available on our website at www.archer.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information either contained, or incorporated by referenced, into this prospectus, and will be considered to be part of this prospectus from the date those documents are filed. The information incorporated by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC as well as any filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the filing of the registration statement of which this prospectus forms a part until the termination or completion of the offering of the securities described in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2024 (but only with respect to information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 9, 2024 and November 8, 2024, respectively;

•
our Current Reports on Form 8-K, filed with the SEC on March 29, 2024, June 27, 2024 (as amended July 5, 2024), July 3, 2024, August 8, 2024, September 9, 2024, September 17, 2024 and November 4, 2024; and

•
the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-39668), filed with the SEC under Section 12(b) of the Exchange Act on October 27, 2020, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Archer Aviation Inc., 190 West Tasman Drive, San Jose, CA 95134, telephone (650) 272-3233. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Up to $70,000,000
Shares of Class A Common Stock

PROSPECTUS

November 13, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.
SEC registration fee	$10,717
Legal fees and expenses	$225,000
Accounting fees and expenses	$60,000
Transfer agent and registrar fees and expenses	$5,000
Printing and miscellaneous expenses	$20,000
Total	$320,717
Item 15.   Indemnification of Officers and Directors
Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•
any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
under Section 174 of the DGCL (regarding unlawful dividends or stock purchases); or

•
any transaction from which the director derived an improper personal benefit.

•
As permitted by the DGCL, the Registrant’s Amended and Restated Bylaws (“Bylaws”) provide that:

•
the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•
the Registrant is required to advance expenses, as incurred, to its directors in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions;

•
the Registrant may advance expenses, as incurred, to its executive officers and other employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
the rights conferred in the Bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
The Registrant currently carries liability insurance for its directors and officers.
Item 16.   Exhibits
The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.
			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here-with
1.1	Controlled Equity OfferingSM Sales Agreement, dated as of November 9, 2023, by and between Archer and Cantor Fitzgerald & Co.	S-3	333-275465	1.2	11/13/2023
2.1*	Amended and Restated Business Combination Agreement, dated as of July 29, 2021, by and among Atlas Crest Investment Corp., Artemis Acquisition Sub Inc. and Archer	8-K	001-39668	2.1	7/29/2021
3.1	Amended and Restated Certificate of Incorporation of Archer	8-K	001-39668	3.1	9/22/2021
3.2	Amended and Restated Bylaws of Archer	8-K	001-39668	3.1	2/7/2023
4.1	Form of Specimen Class A common stock Certificate	S-1/A	333-249289	4.2	10/21/2020
4.2	Amended and Restated Registration Rights Agreement, by and between Archer and certain stockholders, dated September 16, 2021	8-K	001-39668	10.2	9/22/2021
4.3	Registration Rights Agreement, by and between Archer and Stellantis, dated January 3, 2023	8-K	001-39668	10.4	1/9/2023
4.4	Registration Rights Agreement, by and between Archer and certain stockholders, dated August 10, 2023	8-K	001-39668	10.3	8/10/2023
4.5	Registration Rights Agreement, by and between Archer and certain stockholders, dated August 8, 2024	8-K	001-39668	10.4	8/8/2024
4.6	Registration Rights Agreement, by and between Archer and Stellantis, dated August 8, 2024	8-K	001-39668	10.5	8/8/2024
5.1	Legal Opinion of Fenwick & West LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (included on the signature page hereto)					X
107.1	Filing Fee Table					X

*
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.   Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 13th day of November, 2024.
ARCHER AVIATION INC.
By:
/s/ Adam Goldstein

Adam Goldstein
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam Goldstein and Priya Gupta, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Adam Goldstein Adam Goldstein	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2024
/s/ Priya Gupta Priya Gupta	Acting Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2024
/s/ Deborah Diaz Deborah Diaz	Director	November 13, 2024
/s/ Fred Diaz Fred Diaz	Director	November 13, 2024
/s/ Oscar Munoz Oscar Munoz	Director	November 13, 2024
/s/ Barbara J. Pilarski Barbara J. Pilarski	Director	November 13, 2024

Signature	Title	Date
/s/ Maria Pinelli Maria Pinelli	Director	November 13, 2024
/s/ Michael Spellacy Michael Spellacy	Director	November 13, 2024